UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2012

TeleCommunication Systems, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 West Street, Annapolis, Maryland		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 410/263-7616

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on July 6, 2012, TeleCommunication Systems, Inc. (the “Company”), and subsidiaries (collectively, with the Company, the “Borrowers”), entered into an amendment (the “Amendment”) to their Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank, as administrative agent and collateral agent (“SVB”), on behalf of M&T Bank and GE Capital Bank that are also parties to the Loan Agreement (the “Lenders”).

As amended, the Loan Agreement provides for a $45,000,000 term loan (the “Term Loan”) that replaces the Company’s existing $40,000,000 term loan. As of the date of this Current Report on Form 8-K (the “Form 8-K”), the Borrowers have borrowed $45,000,000 under the Term Loan. Approximately $18,666,667 of the borrowings under the Term Loan were used to pay off the Company’s existing indebtedness under its prior term loan along with SVB, together with any additional fees associated with the Amendment, and approximately $20,000,000 were used as part of the acquisition of privately-held microDATA GIS (the “microData Acquisition”), a provider of Next Generation 9-1-1 software and solutions. The aggregate acquisition consideration paid by the Company in the microData Acquisition is approximately $37,000,000, comprised of $20,000,000 from the Term Loan, plus $14,250,000 in promissory notes and performance-based earn-out opportunities. No changes were made to the amount the Company could borrow under its existing $35,000,000 revolving line of credit (the “Line of Credit,”).

The Term Loan maturity date is June 30, 2017, except that if the Company fails to refinance, convert or extend its existing convertible notes which are scheduled to be paid in November 2014, by June 30, 2014, all amounts due and outstanding on the Term Loan shall be due and payable on June 30, 2014. The Line of Credit maturity date is June 30, 2014.

As of the date of this Form 8-K, there is no outstanding borrowing under the Line of Credit and the Company has approximately $33,400,000 of unused borrowing availability. Borrowings under the Line of Credit at any time are limited to an amount based principally on the accounts receivable levels and working capital ratio, each as defined in the Line of Credit agreement. The Line of Credit available is also reduced by the amount of letters of credit outstanding and a cash management services sublimit, which was approximately $1,600,000 as of July 6, 2012. The principal amount outstanding under the Line of Credit is payable either prior to or on the maturity date and interest on the Line of Credit is payable monthly.

Under the Loan Agreement, the Borrowers are jointly and severally obligated to repay all advances or credit extensions made pursuant to the Loan Agreement, regardless of which entity actually receives such advance or credit extension. The Loan Agreement is secured by all of the Borrowers’ tangible and intangible assets, including all intellectual property. In addition, any notes issued by the Company and any earn-out arrangements entered into by the Company are subordinated to the Loan Agreement.

The amount outstanding under the Term Loan shall be paid back as follows: (i) commencing with the monthly period ending July 31, 2012, three (3) equal consecutive monthly installments of principal, each in the amount of Three Hundred Thousand Dollars ($300,000) plus monthly payments of accrued interest and (ii) commencing with the monthly period ending October 31, 2012, fifty-seven (57) equal consecutive monthly installments of principal, each in an amount equal to Seven Hundred Seventy Three Thousand Six Hundred Eighty Four Dollars ($773,684) plus monthly payments of accrued interest. The principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to three-quarters of one percentage point (0.75%) above the Prime Rate (as defined below), which interest shall be payable monthly. The interest rate payable by the Company on the Term Loan prior to the Amendment was to half of one percentage point (0.50%) above the Prime Rate. The prior definition of Prime Rate had a 4.00% minimum rate, while the current definition does not have such a minimum.

The principal amount outstanding under the Line of Credit is payable either prior to or on the maturity date and interest on the Line of Credit is payable monthly. The principal amount outstanding under the Line of Credit shall accrue interest at a floating per annum rate equal to the one-half of one percentage point (0.50%) above the Prime Rate, which interest shall be payable monthly, in arrears. The interest rate payable by the Company on the Line of Credit prior to the Amendment was the Prime Rate. The term “Prime Rate” means the rate of interest most recently published in the “Money Rates” section of The Wall Street Journal, Eastern Edition as the “United States Prime Rate.” In the event that The Wall Street Journal, Eastern Edition is not published or such rate does not appear in The Wall Street Journal, Eastern Edition, the Prime Rate shall be determined by the Agent until such time as the Prime Rate becomes available in accordance with past practices.

The Loan Agreement contains customary representations and warranties of the Borrowers and customary events of default. The Loan Agreement also contains covenants that requires (i) no material impairment in the perfection or priority of the Lender’s lien in the collateral of the Loan Agreement, (ii) no material adverse change in the business, operations, or condition (financial or otherwise) of the Borrowers, or (iii) no material impairment of the prospect of repayment of any portion of the borrowings under the Loan Agreement.

The Loan Agreement also contains covenants requiring the Borrowers to maintain a minimum adjusted quick ratio and a fixed charge coverage ratio as well as other restrictive covenants including, among others, restrictions on the Borrowers’ ability to (i) dispose part of their business, property; (ii) change their business, liquidate or enter into certain extraordinary transactions; (iii) merge, consolidate or acquire stock or property of another entity; (iv) incur indebtedness, other that certain permitted indebtedness; (v) encumber their property; (vi) maintain certain accounts; (vii) pay or make dividends, other distributions or directly or indirectly make certain investments; (viii) enter into material transactions with an affiliate of the Borrowers; (ix) repay indebtedness, (x) amend the terms of subordinated debt; and (xi) permit any subsidiary to maintain assets above a certain amount.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement. You should read the entire Loan Agreement carefully as it is the legal document that governs the terms of the Term Loan and the Line of Credit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Loan Agreement and the Amendment is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Joinder, Assumption and Fourth Amendment to Loan and Security Agreement dated July 6, 2012

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon the Company’s current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words “believe,” “expect,” “intend,” “anticipate,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this Current Report on Form 8-K that are forward-looking include, but are not limited to statements made in Item 1.01 above regarding the Loan Agreement.

Additional risks and uncertainties are described in the Company’s previous filings with the Securities and Exchange Commission. These include without limitation risks and uncertainties relating to our financial results and our ability to (i) sustain profitability, (ii) continue to rely on our customers and other third parties to provide additional products and services that create a demand for our products and services, (iii) conduct our business in foreign countries, (iv) adapt and integrate new technologies into our products, (v) expand our sales and business offerings in the wireless data industry, (vi) develop software without any errors or defects, (vii) have sufficient capital resources to fund our operations, (viii) protect our intellectual property rights, and (ix) implement our sales and marketing strategy. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information in this current report on Form 8-K, whether as a result of new information, future events or circumstances, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

July 12, 2012	By:	/s/ Thomas M. Brandt, Jr.

Name: Thomas M. Brandt, Jr.
Title: Sr. Vice President & CFO